Eastman Announces Fourth-Quarter and Full-Year 2009 Results

KINGSPORT, Tenn., Jan. 28, 2010 – Eastman Chemical Company (NYSE:EMN) today announced a loss of $0.44 per diluted share for fourth quarter 2009 versus a loss of $0.03 per diluted share for fourth quarter 2008.  Excluding the items described below for both periods, fourth-quarter 2009 earnings were $1.14 per diluted share, while fourth-quarter 2008 earnings were $0.05 per diluted share.  For reconciliations to reported company and segment earnings, see Tables 3 and 5 in the accompanying financial tables.

            Included in results for fourth quarter 2009 were non-cash asset impairments and restructuring charges, net, of $177 million, primarily for the discontinued Beaumont, Texas, industrial gasification project.  Fourth-quarter 2008 results included asset impairments and restructuring charges, net, of $24 million, accelerated depreciation costs of $1 million, and other operating income of $16 million.

“The strategic portfolio actions that have strengthened our core businesses and the decisive actions to reduce costs in response to the global recession led to solid performance in 2009 that was significantly better than the last recession,” said Jim Rogers, president and CEO. “We are well positioned for earnings to improve going forward as the global economy rebounds, and we remain focused on strong cash generation.”

(In millions, except per share amounts)	4Q2009	4Q2008	FY2009	FY2008

Sales revenue	$1,328	$1,346	$5,047	$6,726

Earnings (loss) per diluted share from continuing operations	$(0.44)	$(0.03)	$1.85	$4.31

Earnings per diluted share from continuing operations excluding asset impairments and restructuring charges, net, accelerated depreciation costs, and other operating income*	$1.14	$0.05	$3.63	$4.50

Net cash provided by operating activities	$90	$360	$758	$653

                                    *For reconciliations to reported company and segment earnings, see Tables 3 and 5 in the accompanying fourth-quarter and full-year 2009 financial tables.

Sales revenue for fourth quarter 2009 was $1.3 billion, a 1 percent decline compared to fourth quarter 2008.  Fourth-quarter 2009 and 2008 sales revenue included contract ethylene sales, and fourth quarter 2008 sales revenue also included contract polymer intermediates sales.  Excluding these sales, revenue increased 2 percent as sales volume increased 12 percent and selling prices declined 10 percent.  The increase in sales volume was due to improved demand compared to the depressed level in fourth quarter 2008 while selling prices declined due to the global recession.  For reconciliations to reported company and segment sales revenue, see Tables 2 and 4 in the accompanying financial tables.

            Operating results in fourth quarter 2009 were a loss of $30 million compared to operating earnings of $5 million in fourth quarter 2008.  Excluding asset impairments and restructuring charges, net, fourth-quarter 2009 operating earnings were $147 million.  Fourth-quarter 2008 operating earnings, excluding asset impairments and restructuring charges, net, accelerated depreciation costs, and other operating income, were $14 million.  The increase in operating earnings was primarily due to lower raw material and energy costs, increased sales volume and the favorable impact of higher capacity utilization, and cost reduction actions, partially offset by lower selling prices.

Segment Results 4Q 2009 versus 4Q 2008

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue increased by 5 percent as higher sales volume more than offset lower selling prices.  The increase in sales volume was due to improved demand compared to the depressed level in fourth quarter 2008 while selling prices declined due to the global recession.  Operating earnings in fourth quarter 2009, excluding a gain from the reversal of a previous restructuring charge, were $77 million, while fourth-quarter 2008 operating earnings, excluding asset impairments and restructuring charges, net, and other operating income, were $32 million.  Operating earnings increased, with year-over-year improvement across most product lines, due to lower raw material and energy costs, higher sales volume, and cost reduction actions, partially offset by lower selling prices.

Fibers – Sales revenue declined by 4 percent as an unfavorable shift in product mix and lower sales volume were partially offset by higher selling prices.  The lower sales volume and unfavorable shift in product mix were attributed to customer buying patterns for acetate tow product lines in the Asia Pacific region partially offset by higher acetyl chemical product lines sales volume.  The higher selling prices were in response to higher raw material costs, particularly for wood pulp.  Fourth-quarter 2009 operating earnings were $74 million compared to $43 million in fourth quarter 2008.  The increase in operating earnings was due to higher selling prices and cost reduction actions partially offset by the unfavorable shift in product mix and lower sales volume.

Performance Chemicals and Intermediates – Sales revenue declined by 1 percent, and excluding contract ethylene sales increased by 5 percent, due primarily to higher sales volume partially offset by lower selling prices.  The increase in sales volume was due to improved demand compared to the depressed level in fourth quarter 2008 while selling prices declined due to the global recession.  Operating earnings in fourth quarter 2009 were $28 million compared with a loss of $13 million in fourth quarter 2008, excluding accelerated depreciation costs, asset impairments and restructuring charges, net, and other operating income.  Operating results increased year over year primarily due to lower raw material and energy costs, higher sales volume, and the favorable impact of higher capacity utilization, partially offset by lower selling prices.

Performance Polymers – Sales revenue declined by 17 percent, and excluding contract polymer intermediates sales to divested manufacturing facilities in fourth quarter 2008 declined by 7 percent, due to lower selling prices.  The lower selling prices were due to lower raw material and energy costs, particularly for paraxylene.  Operating results in fourth quarter 2009 were a loss of $34 million compared to a loss of $32 million in fourth quarter 2008, excluding asset impairments and restructuring charges, net, in fourth quarter 2008.  Fourth quarter 2009 operating results included the unfavorable impact on sales revenue and manufacturing costs of continued operational challenges with the South Carolina PET manufacturing facility, a shutdown of the South Carolina facility to address the operational challenges, and the impact of depressed demand due to continued difficult market conditions.  Fourth-quarter 2008 operating results were negatively impacted by depressed demand due to the global recession and the impact of the shutdown for the debottleneck of the PET facility based on IntegRex™ technology.

Specialty Plastics – Sales revenue increased by 6 percent as higher sales volume more than offset lower selling prices.  The increase in sales volume was due to improved demand compared to the depressed level in fourth quarter 2008 while selling prices declined due to the global recession.  Operating earnings in fourth quarter 2009 were $11 million compared to a loss of $3 million in fourth quarter 2008, excluding other operating income in fourth quarter 2008.  Operating results improved due to lower raw material and energy costs, higher sales volume and the favorable impact of higher capacity utilization, and cost reduction actions, which more than offset lower selling prices.

Corporate FY 2009 versus FY 2008

For full-year 2009, Eastman announced earnings from continuing operations of $1.85 per diluted share compared to $4.31 per diluted share for full-year 2008.  Excluding the items described below for both periods, full-year 2009 earnings were $3.63 per diluted share, while full-year 2008 earnings from continuing operations were $4.50 per diluted share.  For reconciliations to reported company and segment earnings, see Tables 3 and 5 in the accompanying financial tables.

Full-year 2009 earnings included non-cash asset impairments and restructuring charges, net, of $200 million for the discontinued Beaumont, Texas, industrial gasification project and severance charges resulting from a reduction in force.  Full-year 2008 earnings from continuing operations included asset impairments and restructuring charges, net, of $46 million, accelerated depreciation costs of $9 million, and other operating income of $16 million.

Eastman's full-year 2009 sales revenue was $5 billion, a decline of 25 percent year-over-year.  Both full-year 2009 and full-year 2008 sales revenue included contract ethylene sales, and full-year 2008 sales revenue also included contract polymer intermediates sales.  Excluding these sales, revenue declined 20 percent as selling prices declined 12 percent and sales volume declined 7 percent.  Selling prices declined due to lower raw material and energy costs while the decline in sales volume was attributed to weakened demand due to the global recession.  For reconciliations to reported company and segment sales revenue, see Tables 2 and 4 in the accompanying financial tables.

Operating earnings for full-year 2009 were $317 million compared to operating earnings of $519 million for full-year 2008.  Excluding asset impairments and restructuring charges, net, full-year 2009 operating earnings were $517 million.  Excluding asset impairments and restructuring charges, net, accelerated depreciation costs, and other operating income, full-year 2008 operating earnings were $558 million.  The lower full-year operating earnings excluding these items were primarily due to lower sales volume and the unfavorable impact of lower capacity utilization.  This was partially offset by lower raw material and energy costs more than offsetting lower selling prices, and cost reduction actions.

Segment Results FY 2009 versus FY 2008

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue declined by 20 percent due primarily to lower sales volume and lower selling prices.  The lower sales volume was due to reduced customer demand in all regions except Asia Pacific attributed to the global recession, while the lower selling prices were mainly due to lower raw material and energy costs.  Operating earnings, excluding asset impairments and restructuring charges, net, were $230 million in 2009, and operating earnings in 2008 were $197 million, excluding other operating income.  Operating earnings increased primarily due to lower raw material and energy costs and cost reduction actions partially offset by lower sales volume.

Fibers – Sales revenue declined by 1 percent as lower sales volume was mostly offset by higher selling prices.  The lower sales volume was primarily for acetyl chemical products.  The higher selling prices were in response to higher wood pulp costs.  Operating earnings, excluding asset impairments and restructuring charges, net, increased to $300 million in 2009, which were the highest annual earnings for the Fibers segment compared to the previous high of $238 million in 2008.  The increased operating earnings were due to higher selling prices and cost reduction actions partially offset by lower sales volume.

Performance Chemicals and Intermediates – Sales revenue declined by 38 percent, and excluding contract ethylene sales declined by 29 percent, due primarily to lower selling prices.  The lower selling prices were mostly due to lower raw material and energy costs.  Operating earnings, excluding asset impairments and restructuring charges, net, in both periods and accelerated depreciation costs and other operating income in 2008, were $69 million in 2009 compared to $171 million in 2008.  The decline was due to lower selling prices and costs related to the reconfiguration of the Longview, Texas, facility partially offset by lower raw material and energy costs and cost reduction actions.

Performance Polymers – Sales revenue declined by 33 percent, and excluding contract polymer intermediates sales declined by 23 percent, due to lower selling prices.  The lower selling prices were primarily due to lower raw material and energy costs.  Excluding asset impairments and restructuring charges, net, in both periods, and accelerated depreciation costs in 2008, operating results were a loss of $62 million in 2009 compared to a loss of $29 million in 2008.  Operating results declined due to lower selling prices and the unfavorable impact on sales revenue and manufacturing costs of operational challenges with the South Carolina PET manufacturing facility partially offset by lower raw material and energy costs.

Specialty Plastics – Sales revenue declined by 19 percent due to lower sales volume and lower selling prices.  The decline in sales volume was due to the global recession which weakened demand for plastic resins, including copolyester products sold into the consumer and durable goods markets, and for cellulosic plastics sold into various markets.  The lower selling prices were due to lower raw material and energy costs, particularly for paraxylene.  Excluding asset impairments and restructuring charges, net, in 2009 and other operating income in 2008, operating earnings were $18 million in 2009 compared to $33 million in 2008.  The decline in operating earnings was due to lower sales volume and lower capacity utilization resulting in higher unit costs, and lower selling prices, partially offset by lower raw material and energy costs and cost reduction actions.

 Cash Flow

Eastman generated $758 million in cash from operating activities in 2009 compared to $653 million in 2008.  Cash from operating activities in 2009 included $118 million of cash generated from reduced working capital and an approximately $125 million positive cash flow impact from a change in the company’s tax accounting method to accelerate the timing of deductions for manufacturing repairs expense.  Cash used in operating activities included $181 million for contributions to the U.S. defined benefit pension plan.  As a result of the solid cash from operations and lower capital expenditures, the company generated $320 million of free cash flow, defined as cash from operations less capital expenditures and dividends.  During fourth quarter 2009, share repurchases totaled $21 million.

Outlook

Commenting on the outlook for first quarter and full year 2010, Rogers said:  “We move forward into 2010 with positive momentum given the solid earnings we delivered in the second half of 2009.  We are in the early stages of a recovery in our sales volume, which we expect will continue through the year as the global economy improves.  We also will continue to benefit in 2010 from the cost reduction actions we took in 2009.  However, we expect raw material and energy costs to increase in 2010 compared with 2009.  As a result, we expect first quarter 2010 earnings per share to be slightly higher than fourth quarter 2009 earnings per share of $1.14.  In addition, we remain confident in our ability to deliver 20 percent higher earnings per share in 2010 compared with 2009.”  Charges related to restructuring and cost reduction actions are excluded from earnings per share.

Eastman will host a conference call with industry analysts on January 29 at 8:00 a.m. Eastern Time.  To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Presentations.  To listen via telephone, the dial-in number is (913) 981-5578, passcode number 4566386.  A web replay and the accompanying slides will be available at www.investors.eastman.com, Presentations.  A telephone replay will be available continuously from 11:00 a.m. Eastern Time, January 29, to 12:00 a.m. Eastern Time, February 8, 2010, at 719-457-0820, passcode number 4566386.

Eastman’s chemicals, fibers and plastics are used as key ingredients in products that people use every day.  Approximately 10,000 Eastman employees around the world blend technical expertise and innovation to deliver practical solutions.  The company is committed to finding sustainable business opportunities within the diverse markets it serves.  A global company headquartered in Kingsport, Tennessee, USA, Eastman had 2009 sales of $5.0 billion.  For more information, visit www.eastman.com.

Forward-Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions, the financial impact of past strategic portfolio and restructuring and cost reduction actions, demand and sales volumes for the company’s products, raw material and energy costs, and earnings per share for first quarter and full year 2010. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for third quarter 2009 available, and the Form 10-K to be filed for 2009 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

##

Contacts:

Media: Tracy Broadwater
423-224-0498 / tkbroadwater@eastman.com

Investors: Greg Riddle
212-835-1620 / griddle@eastman.com

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

FINANCIAL INFORMATION
January 28, 2010

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), January 29, 2010.

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States.  During second quarter 2007, the company sold its PET manufacturing facility in Spain.  In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented in 2008 as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under accounting principles generally accepted in the United States.

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS (LOSS)

(Dollars in millions, except per share amounts)	Fourth Quarter		Twelve Months
	2009	2008	2009	2008

Sales	$1,328	$1,346	$5,047	$6,726
Cost of sales	1,042	1,200	3,994	5,600
Gross profit	286	146	1,053	1,126

Selling, general and administrative expenses	103	95	399	419
Research and development expenses	36	38	137	158
Asset impairments and restructuring charges, net	177	24	200	46
Other operating income, net	--	(16)	--	(16)
Operating earnings (loss)	(30)	5	317	519

Net interest expense	20	17	78	70
Other charges (income), net	2	13	13	20
Earnings (loss) from continuing operations before income taxes	(52)	(25)	226	429
Provision (benefit) for income taxes from continuing operations	(20)	(23)	90	101
Earnings (loss) from continuing operations	(32)	(2)	136	328

Earnings from disposal of discontinued operations, net of tax	--	--	--	18
Net earnings (loss)	$(32)	$(2)	$136	$346

Basic earnings (loss) per share
Earnings (loss) from continuing operations	$(0.44)	$(0.03)	$1.88	$4.36
Earnings from discontinued operations	--	--	--	0.23
Basic earnings (loss) per share	$(0.44)	$(0.03)	$1.88	$4.59

Diluted earnings (loss) per share
Earnings (loss) from continuing operations	$(0.44)	$(0.03)	$1.85	$4.31
Earnings from discontinued operations	--	--	--	0.24
Diluted earnings (loss) per share	$(0.44)	$(0.03)	$1.85	$4.55

Shares (in millions) outstanding at end of period	72.5	72.5	72.5	72.5

Shares (in millions) used for earnings per share calculation
Basic	72.5	72.4	72.5	75.2
Diluted	72.5	72.4	73.4	76.0

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	Fourth Quarter		Twelve Months
(Dollars in millions)	2009	2008	2009	2008
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$327	$311	$1,217	$1,524
Fibers	253	262	1,032	1,045
Performance Chemicals and Intermediates	387	392	1,330	2,160
Performance Polymers	156	188	719	1,074
Specialty Plastics	205	193	749	923

Total Eastman Chemical Company	$1,328	$1,346	$5,047	$6,726

TABLE 2B – SEGMENT SALES REVENUE CHANGE

Fourth Quarter 2009 Compared to Fourth Quarter 2008
Change in Sales Revenue Due To
(Dollars in millions)	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	5%	15%	(13) %	1%	2%
Fibers	(4) %	(4) %	6%	(7) %	1%
Performance Chemicals and Intermediates (1)	(1) %	9%	(16) %	5%	1%
Performance Polymers (2)	(17) %	(13) %	(8) %	4%	-- %
Specialty Plastics	6%	20%	(13) %	(3) %	2%

Total Eastman Chemical Company	(1) %	7%	(10) %	1%	1%

Twelve Months 2009 Compared to Twelve Months 2008
Change in Sales Revenue Due To
(Dollars in millions)	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(20) %	(12) %	(6) %	(2) %	-- %
Fibers	(1) %	(8) %	8%	(1) %	-- %
Performance Chemicals and Intermediates (1)	(38) %	(17) %	(22) %	1%	-- %
Performance Polymers (2)	(33) %	(13) %	(22) %	2%	-- %
Specialty Plastics	(19) %	(10) %	(7) %	(3) %	1%

Total Eastman Chemical Company	(25) %	(13) %	(12) %	-- %	-- %

(1)  Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Fourth Quarter		Twelve Months
(Dollars in millions)	2009	2008	2009	2008

Sales by Region
United States and Canada (1)	$701	$778	$2,797	$4,065
Asia Pacific	293	264	1,062	1,185
Europe, Middle East, and Africa	231	203	838	977
Latin America (2)	103	101	350	499

Total Eastman Chemical Company	$1,328	$1,346	$5,047	$6,726

(1) Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

TABLE 2D – SALES REVENUE CHANGE BY REGION

Fourth Quarter 2009 Compared to Fourth Quarter 2008
Change in Sales Revenue Due To
(Dollars in millions)	Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

United States and Canada (1)	(10) %	2%	(12) %	-- %	-- %
Asia Pacific	11%	18%	(5) %	(3) %	1%
Europe, Middle East, and Africa	14%	9%	(3) %	1%	7%
Latin America (2)	3%	8%	(16) %	11%	-- %

Total Eastman Chemical Company	(1) %	7%	(10) %	1%	1%

Twelve Months 2009 Compared to Twelve Months 2008
Change in Sales Revenue Due To
(Dollars in millions)	Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

United States and Canada (1)	(31) %	(16) %	(16) %	1%	-- %
Asia Pacific	(10) %	(1) %	(5) %	(4) %	-- %
Europe, Middle East, and Africa	(14) %	(8) %	(1) %	(6) %	1%
Latin America (2)	(30) %	(22) %	(17) %	9%	-- %

Total Eastman Chemical Company	(25) %	(13) %	(12) %	-- %	-- %

(1) Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET, AND OTHER OPERATING INCOME

(Dollars in millions)	Fourth Quarter		Twelve Months
	2009	2008	2009	2008
Operating Earnings (Loss) by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$79	$35	$227	$202
Asset impairments and restructuring charges, net (1)(2)	(2)	2	3	--
Other operating income (3)	--	(5)	--	(5)
Operating earnings excluding items	77	32	230	197

Fibers
Operating earnings	74	43	296	238
Asset impairments and restructuring charges, net (1)	--	--	4	--
Operating earnings excluding items	74	43	300	238

Performance Chemicals and Intermediates
Operating earnings (loss)	28	(7)	63	153
Accelerated depreciation costs included in costs of goods sold (4)	--	1	--	5
Asset impairments and restructuring charges, net (1)(5)	--	2	6	22
Other operating income (3)	--	(9)	--	(9)
Operating earnings (loss) excluding items	28	(13)	69	171

Performance Polymers
Operating loss	(34)	(52)	(66)	(57)
Accelerated depreciation costs included in costs of goods sold (6)	--	--	--	4
Asset impairments and restructuring charges, net (1)(7)	--	20	4	24
Operating loss excluding items	(34)	(32)	(62)	(29)

Specialty Plastics
Operating earnings (loss)	11	(1)	14	35
Asset impairments and restructuring charges, net (1)	--	--	4	--
Other operating income (3)	--	(2)	--	(2)
Operating earnings (loss) excluding items	11	(3)	18	33

Other (8)
Operating loss	(188)	(13)	(217)	(52)
Asset impairments and restructuring charges, net (9)	179	--	179	--
Operating loss excluding items	(9)	(13)	(38)	(52)

Total Eastman Chemical Company
Total operating earnings (loss)	$(30)	$5	$317	$519
Total accelerated depreciation costs included in costs of goods sold	--	1	--	9
Total asset impairments and restructuring charges, net	177	24	200	46
Total other operating income	--	(16)	--	(16)
Total operating earnings excluding items	$147	$14	$517	$558

     (1) Includes severance costs for a reduction in force in first quarter 2009 and fourth quarter 2008.
     (2) Fourth quarter 2009 is an adjustment to the reserve for a contingency from a previous divesture.
     (3) Income from sale of certain mineral rights at an operating manufacturing site.
     (4) Costs resulting from shutdown of cracking units at the Company’s Longview, Texas facility.
     (5) Primarily severance and pension costs from closure of previously impaired site in the United Kingdom.
     (6) Costs resulting from shutdown of higher cost PET manufacturing assets in Columbia, South Carolina.
     (7) 2008 includes restructuring costs at the South Carolina PET manufacturing facility and a gain from the reversal of a contingent liability from the prior sale of the Company’s PE and EpoleneTM polymer businesses.
     (8) Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.
     (9) Impairment of assets of industrial gasification project in Beaumont, Texas discontinued in fourth quarter 2009.

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 4 –DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2009	2009	2009	2009	2009

Sales Revenue	$1,129	$1,253	$1,337	$1,328	$5,047
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	17	1	--	10	28
Sales revenue excluding listed items	$1,112	$1,252	$1,337	$1,318	$5,019

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2008	2008	2008	2008	2008

Sales Revenue	$1,727	$1,834	$1,819	$1,346	$6,726
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102	89	31	314
Performance Polymers – contract polymer intermediates sales (2)	56	26	35	21	138
Sales revenue excluding listed items	$1,579	$1,706	$1,695	$1,294	$6,274

(1) Sales revenue for 2009 and 2008 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.

(2) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS (LOSS), EARNINGS (LOSS), AND EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS (LOSS) PER DILUTED SHARE EXCLUDING CERTAIN ITEMS

	Fourth Quarter 2009
(Dollars in millions)	Operating Earnings (Loss)	Earnings (Loss) Before Tax	Earnings (Loss) After Tax	Earnings (Loss) Per Diluted Share

As reported	$(30)	$(52)	$(32)	$(0.44)

Certain Item:
Asset impairments and restructuring charges, net	177	177	116	1.58
Excluding item(1)	$147	$125	$84	$1.14

(1) Earnings per share calculated using diluted shares of 73.8 million.

		Fourth Quarter 2008
(Dollars in millions)		Operating Earnings		Earnings (Loss) Before Tax		Earnings (Loss) After Tax		Earnings (Loss) Per Diluted Share

As reported	$ $	5	$ $	(25)	$ $	(2)	$ $	(0.03)

Certain Items:
Accelerated depreciation costs included in costs of goods sold		1		1		1		0.01
Asset impairments and restructuring charges, net		24		24		15		0.20
Other operating income		(16)		(16)		(10)		(0.13)
Excluding items	$ $	14		$(16)	$ $	4	$ $	0.05

         [Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS (LOSS), EARNINGS (LOSS), AND EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION (continued)

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	Twelve Months 2009
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Earnings After Tax	Earnings Per Diluted Share

As reported	$317	$226	$136	$1.85

Certain Item:
Asset impairments and restructuring charges, net	200	200	130	1.78
Excluding item	$517	$426	$266	$3.63

		Twelve Months 2008
			Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	519	$ $	429	$ $	328	$ $	4.31

Certain Items:
Accelerated depreciation costs included in costs of goods sold		9		9		6		0.08
Asset impairments and restructuring charges, net		46		46		32		0.42
Other operating income		(16)		(16)		(10)		(0.13)
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(14)		(0.18)
Excluding items	$ $	558	$ $	468	$ $	342	$ $	4.50

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 6 – STATEMENTS OF CASH FLOWS

	Fourth Quarter		Twelve Months
(Dollars in millions)	2009	2008	2009	2008

Cash flows from operating activities
Net earnings (loss)	$(32)	$(2)	$136	$346

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	71	68	274	267
Asset impairments charges	179	--	179	1
Gain on sale of assets	--	(1)	--	(14)
Provision (benefit) for deferred income taxes	20	(15)	185	(71)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
(Increase) decrease in trade receivables	37	277	2	261
(Increase) decrease in inventories	(41)	75	100	(95)
Increase (decrease) in trade payables	24	(162)	16	(211)
Increase (decrease) in liabilities for employee benefits and incentive pay	(127)	13	(141)	7
Other items, net	(41)	107	7	162

Net cash provided by operating activities	90	360	758	653

Cash flows from investing activities
Additions to properties and equipment	(42)	(204)	(310)	(634)
Proceeds from sale of assets and investments	5	4	30	337
Acquisitions of and investments in joint ventures	(16)	--	(68)	(38)
Additions to capitalized software	(2)	(2)	(8)	(10)
Other items, net	(1)	(29)	(13)	(31)

Net cash used in investing activities	(56)	(231)	(369)	(376)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	(20)	(49)	3	(7)
Proceeds from borrowings	248	--	248	--
Repayment of borrowings	(85)	--	(101)	(175)
Dividends paid to stockholders	(32)	(32)	(128)	(135)
Treasury stock purchases	(21)	--	(21)	(501)
Proceeds from stock option exercises and other items	2	1	17	39

Net cash provided by (used in) financing activities	92	(80)	18	(779)

Effect of exchange rate changes on cash and cash equivalents	(1)	1	(1)	1

Net change in cash and cash equivalents	125	50	406	(501)

Cash and cash equivalents at beginning of period	668	337	387	888

Cash and cash equivalents at end of period	$793	$387	$793	$387

EASTMAN CHEMICAL COMPANY – EMN	January 28, 2010
5:00 PM EDT

TABLE 7 – SELECTED BALANCE SHEET ITEMS

	December 31,	December 31,
(Dollars in millions)	2009	2008

Current Assets	$1,735	$1,423

Net Properties and Equipment	3,110	3,198

Other Assets	670	660

Total Assets	$5,515	$5,281

Payables and Other Current Liabilities	$800	$819

Short-term Borrowings	--	13

Long-term Borrowings	1,604	1,442

Other Liabilities	1,598	1,454

Stockholders’ Equity	1,513	1,553

Total Liabilities and Stockholders’ Equity	$5,515	$5,281